UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2005

                                  NexMed, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                     0-22245                    87-0449967
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(State or other jurisdiction        (Commission               (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

350 Corporate Boulevard, Robbinsville, New Jersey                   08691
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    (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (609) 208-9688

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      On December 15, 2005, NexMed, Inc. (the "Company") announced the appointment of Vivian H. Liu as Executive Vice President and Acting Chief Executive Officer and Mark Westgate as Vice President and Chief Financial Officer.

      On December 21, 2005, the Company entered into employment agreements with Ms. Liu and Mr. Westgate, pursuant to which they will serve as Company's Executive Vice President and Vice President, respectively. During their employment with the Company, Ms. Liu and Mr. Westgate will receive an annual base salary of at least $200,000 and $160,000, respectively, and will be eligible to earn an annual bonus based on the attainment of financial targets established by the Board of Directors or its Executive Compensation Committee in consultation with the executives.

      The employment agreements provide for grants of options to purchase shares of Company common stock under the Company's Stock Option and Long-Term Incentive Compensation Plan. These options are intended to be incentive stock options to the fullest extent permitted under the Internal Revenue Code. Ms. Liu and Mr. Westgate will receive a total of 180,000 and 75,000 stock options, respectively, vesting in three equal annual installments.

      The employment agreements provide that, in the event of termination of an executive's employment for "Cause" (as defined in the employment agreements), or death and disability, such executive will be entitled to receive any earned but unpaid base salary, bonus and benefits. In the event of the termination of an executive's employment without Cause or by an executive for "Good Reason" (as defined in the employment agreements), such executive will be entitled to receive any earned but unpaid base salary, bonus and benefits and an amount up to the executive's annual base salary at the time of such termination based on such executive's length of service. In addition, in the case of an executive's termination for "Good Reason", all of such executive's outstanding but unvested stock options will vest immediately.

Item 1.02 Termination of a Material Definitive Agreement

      On December 15, 2005, the Company announced the termination of Dr. Y. Joseph Mo as President and Chief Executive Officer, effective immediately. Dr. Mo will continue to serve as Chairman of the Board of Directors of the Company.

      The Company and Dr. Mo are parties to an employment agreement dated February 26, 2002, as amended on September 26, 2003 (the "Employment Agreement"). Although certain provisions of the Employment Agreement will continue as described below, Dr. Mo's employment with the Company has been terminated.

      Pursuant to the terms of the Employment Agreement, Dr, Mo is entitled to receive from the Company a one-time severance payment of $725,000. The Company and Dr. Mo have agreed to negotiate a deferred payment arrangement or the payment of such obligation with the Company's common stock. There can be no assurance that such negotiations will result in an agreement to terms acceptable to the Company. Dr. Mo is also entitled to reimbursement of up to $10,000 for reasonable expenses incurred in connection with job search services, medical and dental benefits for up to two years, and monthly payments of deferred compensation of approximately $9,000 per month for 180 months beginning in January 2006. The full amount of such deferred compensation payments has already been expensed as deferred compensation on the Company's financial statements.

      Also on such date, the Company announced the appointment of Vivian H. Liu as Executive Vice President and Acting Chief Executive Officer. On September 26, 2003, the Company entered into a three-year employment agreement with Ms. Liu, pursuant to which she would serve as Vice President. On December 21, 2005, Ms. Liu and the Company entered into a new employment agreement, which will supersede her prior agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

      On December 15, 2005, the Company announced the termination of Dr. Y. Joseph Mo as President and Chief Executive Officer, effective immediately. Dr. Mo will continue to serve as Chairman of the Board of Directors of the Company.

      Also on such date, the Company announced the appointment of Vivian H. Liu as Executive Vice President and Acting Chief Executive Officer and Mark Westgate as Vice President and Chief Financial Officer.

      Ms. Liu, 44, has served as the Company's Vice President of Corporate Affairs and Secretary since September 1995, Treasurer since 1999 and Chief Financial Officer since January 2004. Ms. Liu also served as Acting Chief Financial Officer between 1999 and 2004 and Treasurer from September 1995 to September 1997. In 1994, while the Company was in a transition period, Ms. Liu served as Chief Executive Officer. From 1985 to 1994, Ms. Liu was a business and investment adviser to the government of Quebec and numerous Canadian companies with respect to product distribution, technology transfer and investment issues. Ms. Liu received her MPA in International Finance from the University of Southern California and her BA from the University of California, Berkeley.

      Mr. Westgate, 36, has served as the Company's Controller since March 2002. He has over fifteen years of public accounting and financial management experience. From August 1998 to March 2002, Mr. Westgate served as Controller and Director of Finance for Lavipharm Laboratories Inc, a company specializing in drug delivery and particle design. Prior to joining Lavipharm, he was a supervisor at Richard A. Eisner & Company, LLP where he performed audits and provided tax advice for clients in various industries including biotech. Mr. Westgate is a Certified Public Accountant and a member of the New York State Society of Certified Public Accountants. He holds a B.B.A. in public accounting from Pace University.

      On December 21, the Company entered into employment agreements with Ms. Liu and Mr. Westgate which are desribed in Item 1.01 of this Form 8-K, which
Item is hereby incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99    Press release dated December 15, 2005 issued by NexMed, Inc.

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                                    Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NEXMED, INC.


                                           By: /s/ Vivian H. Liu
                                           -------------------------------------
                                           Name: Vivian H. Liu
                                           Title: Executive Vice President and
                                                  Acting Chief Executive Officer

Date: December 21, 2005